Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-30209, 333-175660, 333-50912, 333-88313, 333-106325, 333-153740, 333-153741 and 333-182164) of Edgewater Technology, Inc. of our report dated March 2, 2015, relating to the consolidated financial statements, and our report dated March 2, 2015 relating to internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 2, 2015